UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                  May 16, 2001


                        MICROCHIP TECHNOLOGY INCORPORATED
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                    0-21184                   86-062904
----------------------------    ---------------------     ----------------------
(State or other jurisdiction    (Commission File No.)         (IRS Employer
      of incorporation)                                   Identification Number)


           2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
           ----------------------------------------------------------
                    (Address of principal executive offices)


                                 (480) 792-7200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     KPMG LLP served as our independent auditors for the fiscal years ended March 31, 1993 through and including March 31, 2001. We have determined to not renew KPMG LLP's engagement for fiscal year 2002, and we notified KPMG LLP of this decision on May 16, 2001. The decision to not renew KPMG LLP's engagement was recommended by our Audit Committee and approved by the Board of Directors.

     Our decision to not renew KPMG LLP's engagement did not occur due to any existing or previous accounting disagreements with KPMG LLP, and KPMG LLP has expressed no disclaimer of opinion, adverse opinion, qualification or limitation regarding our financial statements or the audit process, for the fiscal years ended March 31, 2001 or 2000, or the interim period beginning April 1, 2001. Neither have there been any accounting disagreements or reportable events within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of SEC Regulation S-K for those periods. KPMG LLP has stated in its attached letter addressed to the SEC its concurrence with the foregoing statements in this paragraph.

     Our Audit Committee, together with senior management, is currently evaluating several accounting firms in the process for selecting the independent auditors.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (C) EXHIBITS.

         16 - Letter regarding Change in Certifying Accountant

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Microchip Technology Incorporated


Dated: May 21, 2001                 By:  /s/ Gordon W. Parnell
                                         ---------------------------------------
                                         Gordon W. Parnell
                                         Vice President, Chief Financial Officer
                                         (Principal Accounting and Financial
                                         Officer)